Cane O'Neill Taylor, LLC
                                                       _________________________
Michael A. Cane*          Stephen F.X. O'Neill**       Gary R. Henrie+
Michael H. Taylor***      Christine S. Beaman+++

Telephone:  (702) 312-6255
Facsimile:  (702) 944-7100
E-mail:     telelaw@msn.com

2300 West Sahara Avenue
Suite 500 - Box 18
Las Vegas, NV  89102



November 27, 2002


Iguana Ventures Limited
925 West 10th Avenue, Suite 102
Vancouver, B.C. Canada     V5Z 1L9

Re:     Iguana Ventures Limited, Registration Statement on Form SB-2

Ladies and Gentlemen:

We have acted as counsel for Iguana Ventures Limited, a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form SB-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of 4,554,000 shares of the Company's common stock.

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement and the exhibits attached thereto dated November 27, 2002; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the common stock to be sold by the selling shareholders is validly issued, fully paid and non-assessable. This opinion is based on Nevada general corporate law.

Very truly yours,

CANE O'NEILL TAYLOR, LLC

/s/ Michael A. Cane
_____________________________
Michael A. Cane, attorney and
Managing Member


   *Licensed Nevada, California, Washington and Hawaii State Bars; ** Washington
                         and British Columbia Bars only;
  ***Nevada and British Columbia Bars; +Utah Bar only;  +++Nevada Bar  and North
                                  Carolina Bar

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Iguana Ventures Limted
November 27, 2002
Page 2


We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

Very truly yours,

CANE O'NEILL TAYLOR, LLC


/s/ Michael A. Cane
_____________________________
Michael A. Cane, attorney and
Managing Member



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